                                                                   EXHIBIT 99.3

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

         The following unaudited pro forma combined balance sheet is presented to give effect to the acquisition of certain assets and liabilities of Cadant, Inc. by ARRIS Group, Inc. The unaudited pro forma combined balance sheet has been prepared to reflect the transaction as of September 30, 2001. The unaudited pro forma combined statements of operations combine the results of operations of ANTEC, Arris Interactive and Cadant for the year ended December 31, 2000 and the results of operations of ANTEC, Arris Interactive, Arris Group, Inc. and Cadant for the nine months ended September 30, 2001 as if the acquisition of Arris Interactive, which closed on August 3, 2001, and the acquisition of Cadant, occurred on January 1, 2000. The pro forma information was prepared based on the historical financial statements and related notes of ANTEC and Arris Interactive, collectively, ARRIS Group, Inc., and Cadant.

         The unaudited pro forma combined financial statements and the notes thereto should be read in conjunction with the historical financial statements and related notes of ANTEC, Arris Interactive, ARRIS Group, Inc. and Cadant. These unaudited pro forma combined financial statements were prepared in accordance with rules and regulations established by the Securities and Exchange Commission and are not necessarily reflective of the actual or future results of operations or the financial position of ARRIS Group, Inc

         The Arris Interactive acquisition was consummated on August 3, 2001 and involved the creation of a new holding company, Broadband Parent Corporation, and two integrated, concurrent transactions. In one transaction, a wholly-owned subsidiary of Broadband Parent merged with and into ANTEC. As a result of this transaction, ANTEC continued to exist, retaining its historical assets and liabilities, but rather than being an independent, publicly traded company, it was instead a subsidiary of Broadband Parent. ANTEC stockholders received one share of Broadband Parent common stock in exchange for each share of ANTEC common stock. In the other transaction, Broadband Parent acquired Nortel Network's interest in Arris Interactive in return for 37 million shares of Broadband Parent common stock valued at approximately $227.2 million based on a closing price of $6.14 for ANTEC common stock on April 9, 2001, the definitive agreement date. Indebtedness of Arris Interactive to Nortel Networks and ANTEC of approximately $124 million was canceled as a contribution to the capital of Arris Interactive. Additionally, indebtedness of Arris Interactive to Nortel Networks of approximately $100 million was converted into a new membership interest in Arris Interactive that was issued to Nortel Networks. At the time of these transactions, Broadband Parent was renamed Arris Group, Inc. The transaction was accounted for using the purchase method of accounting and, following the closing of the transaction on August 3, 2001, the results of operations of Arris Interactive have been included in the results of Arris Group, Inc.

         On January 8, 2002, ARRIS Group, Inc. acquired substantially all of the assets and certain liabilities of Cadant in exchange for 5.25 million common shares and the assumption of approximately $17 million of indebtedness. The transaction ill be accounted for using the purchase method of accounting and, following the closing of the transaction, the results of operations of Cadant will be included in the results of ARRIS Group, Inc.

         For purposes of this pro forma information, the purchase price for Cadant has been allocated to the assets of Cadant based on the information available at the time of the printing of this Form 8-K/A. The excess of the purchase price over the fair value of the net tangible and intangible assets acquired has been allocated to goodwill. Although the purchase price and its allocation are not final, it is anticipated that a portion of the purchase price will be allocated to existing technology. This allocation is subject to change pending the completion of the final analysis of the total purchase price and completion of certain appraisals of the fair values of the assets acquired and liabilities assumed. The final allocation may differ from that used in the unaudited pro forma combined financial statements.

         The unaudited pro forma combined financial statements are based on the estimates and assumptions set forth in the notes to such statements, which are preliminary as they relate to Cadant and have been made solely for the purpose of developing such pro forma information. The amortization of existing technology related to Cadant is reflected in the unaudited pro forma combined statements of operations using an estimated useful life of 3 years. The goodwill related to the Cadant acquisition is not being amortized as the Cadant acquisition occurred subsequent to the adoption of Financial Accounting Standards Board Statement No. 142, Goodwill and Other Intangible Assets which requires companies to cease amortizing goodwill.

         Changes in the allocations of the purchase price for Cadant and the related useful life of intangible assets could change operating income (loss), net income (loss) and net income (loss) per share and the impact of any of these changes could be material.

         The unaudited pro forma combined financial statements are not necessarily indicative of the results that would have been achieved had such transactions been consummated as of the dates indicated, or that may be achieved in the future, or the results that would have been realized had the entities been a single entity during these periods. These unaudited pro forma combined financial statements should be read together with the audited and unaudited historical financial statements and related notes of ANTEC, Arris Interactive L.L.C., Arris Group, Inc. and Cadant, and other financial information pertaining to ANTEC, Arris Interactive L.L.C., Arris Group, Inc. and Cadant including ANTEC's Form 10-K/A for the year ended December 31, 2000, Arris Group's Form 10-Q for the quarter ended September 30, 2001, and Broadband Parent's Registration Statement on Form S-4, as amended, SEC File No. 333-67524 which includes the Arris Interactive, L.L.C. financial statements.

                               ARRIS GROUP, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                              ARRIS GROUP,
                                                                                  INC.
                                           (A)        ARRIS      PRO FORMA      PRO FORMA                PRO FORMA     PRO FORMA
                                          ANTEC    INTERACTIVE  ADJUSTMENTS     COMBINED   CADANT, INC. ADJUSTMENTS    COMBINED
                                         --------  -----------  -----------   ------------ ------------ -----------   -----------

Net Sales                                $998,730   $ 561,468    $(266,596)C   $1,293,602    $     --    $     --    $ 1,293,602
Cost of Sales                             812,958     423,388     (266,596)C      940,757          --          --        940,757
                                                                    (3,733)E                                   --
                                                                   (25,260)H                                   --
                                         --------   ---------    ---------     ----------    --------    --------    -----------
    Gross profit                          185,772     138,080       28,993        352,845          --          --        352,845

Operating Expenses:
  Selling, general and administrative     110,555      23,926           --        134,481      12,654          --        147,135
  Research and development                 23,434      76,804           --        100,238      10,727          --        110,965
  Amortization of intangibles               4,916          --       17,167 F       22,083          --      17,333D        39,416
                                         --------   ---------    ---------     ----------    --------    --------    -----------
    Total operating expenses              138,905     100,730       17,167        256,802      23,381      17,333        297,516
                                         --------   ---------    ---------     ----------    --------    --------    -----------
Operating income (loss)                    46,867      37,350       11,826         96,043     (23,381)    (17,333)        55,329

Other expense (income):
  Interest expense                         11,053       9,884         (670)C       11,053         281          --         11,334
                                                                    (9,214)J                                   --
  Other expenses (income), net                 87      (1,939)         670 C       (1,182)       (547)         --         (1,729)
  Loss (Gain) on marketable securities        773          --           --            773          --          --            773
                                         --------   ---------    ---------     ----------    --------    --------    -----------
Income (loss) before income tax
  expense (benefit)                        34,954      29,405       21,040         85,399     (23,115)    (17,333)        44,951

Income tax expense (benefit)               14,285          --       11,292 G       33,656          --      (8,784)N       24,872
                                                                     8,079 I
                                         --------   ---------    ---------     ----------    --------    --------    -----------
Net income (loss)                          20,669      29,405        1,669         51,743     (23,115)     (8,549)        20,079

Deductions for accretion dividends                                                             (3,068)                    (3,068)
Return on new membership interest              --          --         (262)K         (262)         --          --           (262)
                                         --------   ---------    ---------     ----------    --------    --------    -----------
Net income (loss) attributable to
  common stock                           $ 20,669   $  29,405    $   1,407     $   51,481    $(26,183)   $ (8,549)        16,749
                                         ========   =========    =========     ==========    ========    ========    ===========

Net income per common share:
  Basic                                  $   0.54                              $     0.69                            $       .21
                                         ========                              ==========                            ===========
  Diluted                                $   0.52                              $     0.67                            $       .20
                                         ========                              ==========                            ===========

Weighted average common shares:
  Basic                                    37,965                   37,000 M       74,965                   5,250B        80,215
                                           ======                   ======         ======                   =====    ===========
  Diluted                                  39,571                   37,000 M       76,571                   5,250         81,821
                                           ======                   ======         ======                   =====    ===========

                               ARRIS GROUP, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001
                      (IN THOUSANDS EXCEPT PER SHARE DATA)


                                                                              ARRIS GROUP,
                                                                                  INC.
                                           (A)        ARRIS      PRO FORMA      PRO FORMA                  PRO FORMA   PRO FORMA
                                          ANTEC    INTERACTIVE  ADJUSTMENTS     COMBINED    CADANT, INC.  ADJUSTMENTS   COMBINED
                                        ---------  -----------  -----------   ------------  ------------  -----------  ---------

Net Sales                               $ 564,132    $ 154,618    (113,104)C   $ 605,646       $    106    $     --    $ 605,752
Cost of Sales                             495,504      140,950    (113,104)C     511,870             83          --      511,953
                                                                    (3,965)E                                     --
                                                                    (7,515)H                                     --
                                        ---------    ---------    --------     ---------       --------    --------    ---------
    Gross profit                           68,628       13,668      11,480        93,776             23          --       93,799

Operating Expenses:
  Selling, general and administrative     126,503       14,325          --       140,828         11,579          --      152,407
  Research and development                 40,906       39,053          --        79,959         13,061          --       93,020
  Amortization of intangibles               6,408           --      12,879 F      19,287             --      13,000 D     32,287
                                        ---------    ---------    --------     ---------       --------    --------    ---------
    Total operating expenses              173,817       53,378      12,879       240,074         24,640      13,000      277,714
                                        ---------    ---------    --------     ---------       --------    --------    ---------
Operating loss                           (105,189)     (39,710)     (1,399)     (146,298)       (24,617)    (13,000)    (183,915)

Other expense (income):
  Interest expense                          9,099        6,633        (410)C       9,099          5,216          --       14,315
                                                                    (6,223)J                                     --
  Other expenses (income), net             11,415         (437)        410 C       2,781           (104)         --        2,677
                                                                    (8,607)L                                     --
  Loss on marketable securities               849           --          --           849                                     849
                                        ---------    ---------    --------     ---------       --------    --------    ---------

Income (loss) before income tax
  expense                                (126,552)     (45,906)     13,431      (159,027)       (29,729)    (13,000)    (201,756)
Income tax expense                         27,619           --          --        27,619             --          --       27,619
                                        ---------    ---------    --------     ---------       --------    --------    ---------
Net income (loss)                        (154,171)     (45,906)     13,431      (186,646)       (29,729)    (13,000)    (229,375)

Return on new membership interest              --           --      (4,804)K      (4,804)            --          --       (4,804)
                                        ---------    ---------    --------     ---------       --------    --------    ---------
Net loss attributable to
  common stock                          $(154,171)   $ (45,906)   $  8,627     $(191,450)      $(29,729)   $(13,000)   $(234,179)
                                        =========    =========    ========     =========       ========    ========    =========

Net loss per common share:
  Basic                                 $   (4.03)                             $   (2.54)                              $   (2.91)
  Diluted                               $   (4.03)                             $   (2.54)                              $   (2.91)


Weighted average common shares:
  Basic                                    38,271                   37,000 M      75,277                      5,250 B     80,527
                                        =========                 ========     =========                   ========    =========
  Diluted                                  38,271                   37,000 M      75,277                      5,250       80,527
                                        =========                 ========     =========                   ========    =========

                               ARRIS GROUP, INC.
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                             AT SEPTEMBER 30, 2001
                                 (IN THOUSANDS)


                                                                                                             PRO FORMA
                                                                   ARRIS GROUP INC.      CADANT, INC.        COMBINED
                                                                   ----------------      ------------        ---------

ASSETS:
Current Assets:
         Cash and cash equivalents                                    $   4,995           $      --          $   4,995
         Accounts receivable, net of allowance                          141,969                 148 B          142,117
         Inventories                                                    248,123                  --            248,123
         Deferred income taxes                                            5,066                  --              5,066
         Investments held for resale                                        713                  --                713
         Other current assets                                            22,098                 159 B           22,257
                                                                      ---------           ---------          ---------

                  Total current assets                                  422,964                 307            423,271
                                                                      ---------           ---------          ---------

Property, plant & equipment, net of accumulated depreciation             55,926               4,281 B           60,207

Intangible assets:
         Goodwill, net of accumulated amortization                      243,648              16,864 B          260,512
         Other intangibles, net of accumulated amortization              48,780              52,000 B          100,780
Investments                                                              12,309                  --             12,309
Deferred financing costs, net of accumulated amortization                 6,062                  --              6,062
Other assets                                                             10,962                  --             10,962
                                                                      ---------           ---------          ---------
                                                                      $ 800,651           $  73,452          $ 874,103
                                                                      =========           =========          =========

LIABILITIES & STOCKHOLDERS' EQUITY:
Current liabilities:
         Accounts payable                                             $  51,748           $   6,373 B        $  58,121
         Accrued compensation; benefits & related taxes                  34,188                  --             34,188
         Other accrued liabilities                                       58,557               2,100 B           60,657
         Current portion of capital lease obligations                        --               2,864 B            2,864
         Current portion of long-term debt                                   --               3,872 B            3,872
                                                                      ---------           ---------          ---------
                  Total current liabilities                             144,493              15,209            159,702

Long-term debt                                                          142,263               2,430 B          144,693
                                                                      ---------           ---------          ---------
                  Total liabilities                                     286,756              17,639            304,395

New membership interest in Arris                                        100,000                  --            100,000

Stockholders' equity:
         Preferred stock                                                     --                  --                 --
         Common stock                                                       754                  53 B              807
         Capital in excess of par                                       493,381              55,760 B          549,141
         Retained earnings (deficit)                                    (76,602)                 --            (76,602)
         Unrealized holding loss on marketable securities                (2,685)                 --             (2,685)
         Unearned compensation                                             (745)                 --               (745)
         Cumulative translation adjustments                                (208)                 --               (208)
                                                                      ---------           ---------          ---------
                  Total stockholders' equity                            413,895              55,813            469,708
                                                                      ---------           ---------          ---------
                                                                      $ 800,651           $  73,452          $ 874,103
                                                                      =========           =========          =========


                               ARRIS GROUP, INC.
                      PRO FORMA ADJUSTMENTS (IN THOUSANDS)

Pro Forma adjustments are as follows:

(A) This column represents the historical results of operations of ANTEC except that research and development expenses, which are normally included with selling, general and administrative expenses, have been separately disclosed for the purposes of these statements.

(B) This adjustment is to record ARRIS Group, Inc.'s purchase of substantially all of Cadant's assets and certain liabilities for 5.25 million shares of ARRIS' common stock on January 8, 2002 at $10.63 per common share as quoted on the Nasdaq national market system. In addition, transaction costs were estimated to be approximately $600, principally for due diligence, legal, and accounting fees.


5,250,000 shares of ARRIS Group, Inc.'s $0.01 par value
common stock at $10.63 per common share                               $55,813

Acquisition costs (i.e. due diligence, legal fees, and
accounting fees, etc.)                                                    600

Assumption of certain liabilities of Cadant, Inc.                      17,039
                                                                      -------
                                                                      $73,452


This adjustment is to allocate the purchase price:


Net tangible assets acquired                                        $ 4,588

Intangible Assets:
     Existing Technology                                             52,000
     Goodwill                                                        16,864
                                                                    -------
                                                                    $73,452


(C) This adjustment is to record the intercompany eliminations between ANTEC and Arris Interactive as follows:


                                                                                                   Nine Months
                                                                       Year Ended                     Ended
                                                                    December 31, 2000           September 30, 2001
                                                                    -----------------           ------------------

Sales and related costs of sales by Arris Interactive to ANTEC          $(266,596)                $(113,104)
Interest expense recorded by Arris Interactive to ANTEC                      (670)                     (410)


(D) These adjustments are to record the amortization expense related to the existing technology acquired from Cadant in the amount of $13,000 and $17,333 for the nine month period ended September 30, 2001 and the year ended December 31, 2000, respectively. The existing technology is being amortized over its estimated useful life of 3 years. As the acquisition of Cedant occurred subsequent to the adoption of FASB Statement No. 142, goodwill is not being amortized.

(E) These adjustments are to reflect the change in gross profit included in ending inventory of ANTEC for products purchased from Arris Interactive totaling $3,965 and $3,733 for the period ended August 3, 2001 and the year ended December 31, 2000, respectively.

(F) These adjustments are to record the amortization of the intangible assets acquired from Arris Interactive, primarily the existing technology, in the amounts of $12,879 and $17,167 for the nine months ended September 30, 2001 and the year ended December 31, 2000, respectively. The existing technology is being amortized over its estimated useful life of three years.

         FASB Statement No. 142 is effective for all business combinations that are completed after June 30, 2001. Statement 142 requires a non-amortization, impairment-only approach for accounting for goodwill, which includes the workforce. As this transaction closed after June 30, 2001, the goodwill acquired in this transaction will not be amortized.

(G) This adjustment of $11,292 is to tax effect Arris Interactive's (loss) income before tax for the year ended December 31, 2000, respectively, as ARRIS Interactive is a limited liability company and is therefore not subject to income tax.

(H) This adjustment is to eliminate the $7,515 and $25,260 of royalty expense incurred by Arris Interactive during the period ended August 3, 2001 and the year ended December 31, 2000, respectively. These royalties are paid to Nortel Networks for Cornerstone products manufactured at non-Nortel Networks facilities. As a result of the Arris Interactive acquisition, these royalties will cease to be incurred.

(I) The $8,079 adjustment reflects the tax effect of the pro forma adjustments to (loss) income before taxes for the period ended December 31, 2000 related to the Arris Interactive acquisition.

(J) This adjustment is to eliminate $6,223 and $9,214 of interest expense incurred on Arris Interactive's note payable to Nortel Networks during the period ended August 3, 2001 and the year ended December 31, 2000, respectively, as the note and accrued interest were contributed to Arris Interactive as a result of the Arris Interactive acquisition.

(K) This adjustment is to record the payment-in-kind dividends earned on the $100 million of accounts payable due from Arris Interactive to Nortel Networks that were converted into a new membership interest in Arris Interactive. The new membership interest is entitled to a return of 10% per annum. The $4,804 and $262 of dividends earned for the period ended August 3, 2001 and year ended December 31, 2000, respectively, were calculated based on the average outstanding balances during the respective periods.

(L) This adjustment is to reverse the loss recognized by ANTEC related to their equity pickup of income/loss from their equity ownership interest in ARRIS Interactive before the Arris Interactive acquisition.

(M) This adjustment is to record ANTEC's purchase of Nortel Network's ownership interest in Arris Interactive for 37,000,000 shares of ANTEC common stock on April 9, 2001 at $6.14 per share as quoted on the Nasdaq National Market System.

(N) This adjustment of $8,784 is to tax effect Cadant's loss before income tax expense (benefit) for the year ended December 31, 2000.